UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 12, 2006
Wyndham Worldwide Corporation
(Exact name of Registrant as specified in its charter)

Delaware	1-32876	20-0052541
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

Seven Sylvan Way
Parsippany, NJ
(Address of principal executive office)	07054 (Zip Code)
Registrant’s telephone number, including area code: (973) 753-6000
None

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.
On December 12, 2006, Wyndham Worldwide Corporation’s Chairman and Chief Executive Officer Stephen P. Holmes, Chief Financial Officer Virginia M. Wilson and other members of the Company’s senior management team will present the Company’s business strategy and outlook during its first-ever Investor Day in New York City. During Investor Day the Company will reaffirm its guidance for full years 2006 and 2007 and provide additional analysis of its financial outlook. The presentation slides that will be provided by Mr. Holmes and Ms. Wilson are furnished as Exhibit 99.1 to this Form 8-K and incorporated by reference.
Slides and audio from the meeting will be provided through a live webcast via Wyndham Worldwide’s investor relations Web site at www.wyndhamworldwide.com/investors/ or at Thomson Financial’s institutional investor site at www.streetevents.com. An archive of this webcast will be available at the Wyndham Worldwide Web site for approximately 30 days beginning Dec. 13.
ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is furnished with this report:
Exhibit 99.1 — Wyndham Worldwide Corporation Investor Day presentation slides, dated December 12, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM WORLDWIDE CORPORATION

Date: December 12, 2006	By:	/s/ Virginia M. Wilson

Virginia M. Wilson Chief Financial Officer

WYNDHAM WORLDWIDE CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated December 12, 2006
EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Wyndham Worldwide Corporation Investor Day presentation slides, dated December 12, 2006.